Acucela Completes Enrollment in the Emixustat Hydrochloride Phase 2b/3 Clinical Trial
SEATTLE (March 3, 2014) — Acucela Inc. (TOKYO: 4589), a clinical-stage biotechnology company that specializes in discovering and developing novel therapeutics to treat and slow the progression of sight-threatening ophthalmic diseases, today announced that it has completed enrollment in its ongoing Phase 2b/3 clinical trial investigating emixustat in subjects with geographic atrophy (GA) associated with dry age-related macular degeneration (AMD). The Safety and Efficacy Assessment Treatment Trials of Emixustat hydrochloride (SEATTLE) study is a multicenter, randomized, double-masked, dose-ranging trial initiated in early 2013 (ClinicalTrials.gov identifier: NCT01802866). 508 patients with GA associated with dry AMD were enrolled in the clinical trial. Emixustat is being studied to determine whether it slows the rate of progression of GA lesions in these patients.
"Completing enrollment in this trial ahead of schedule represents a tremendous achievement for the program,” stated Ryo Kubota, MD, PhD, Chairman, President and CEO, Acucela Inc.
Emixustat, the first internally developed compound by Acucela, is orally dosed, targets the visual cycle, and is in development for the treatment of GA associated with dry AMD. There is currently no therapy approved by the Food and Drug Administration to treat dry AMD.
About Dry Age-related Macular Degeneration (dry AMD)
Age-related macular degeneration is associated with irreversible vision loss in severe cases. More than 10 million people in the United States and more than 120 million people worldwide are affected by AMD.1 Geographic atrophy is an advanced stage of dry AMD which can cause legal blindness.
About Acucela Inc.
Acucela Inc. (www.acucela.com or www.acucela.jp) is a clinical-stage biotechnology company that specializes in discovering and developing novel therapeutics to treat and slow the progression of sight-threatening ophthalmic diseases impacting millions of individuals worldwide. Acucela currently has the following candidates in development with Otsuka Pharmaceutical Co, Ltd.: emixustat hydrochloride for GA associated with dry AMD based on Acucela’s proprietary visual cycle modulation; and OPA-6566 for ocular hypertension and glaucoma.

Cautionary Statement
Statements contained in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include Acuclea’s expectations regarding clinical development activities. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from those projected in forward-looking statements, including, but not limited to the risk that our product candidates will not demonstrate the expected benefits and will not achieve regulatory approval or be successfully commercialized, the success of our product candidates depends heavily on the willingness of our collaboration partner to continue to co-develop our product candidates, the risk of delays in our expected clinical trials, the risk that new developments in the intensely competitive ophthalmic pharmaceutical market require changes in our clinical trial plans or limit the potential benefits of our product candidates, our dependence on and our ability to retain and motivate our key management and scientific staff, including Ryo Kubota, M.D., Ph.D., and other risks and uncertainties inherent in the process of discovering and developing therapeutics that demonstrate safety and efficacy. For a detailed discussion of these and other risk factors, please refer to the Company’s filings with the Securities and Exchange Commission, including the final prospectus related to its initial public offering, which are available on the Company’s investor relations Web site (http://ir.acucela.com/) and on the SEC’s Web site (http://www.sec.gov).
Contacts:

Acucela Inc. Francesca T. Nolan Director Corporate Communications Phone: 1-206-805-8300 Email: fnolan@acucela.com	Tomomi Sukagawa Director Investor Relations and Communication Phone: +81(0)3.5789.5872 Email: investor@acucela.com

(1)	2012 Comprehensive Report on The Global Retinal Pharmaceuticals & Biologics Market, Market Scope.
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